Exhibit 99-1

Name and Address of Additional Reporting Persons:

Inmobiliaria Carso, S.A. de C.V. ("Inmobiliaria") with the following address:

Insurgentes Sur #3500, PB
Colonia Pena Pobre
14060 Mexico, D.F., Mexico

Mr. Carlos Slim Helu, Mr. Carlos Slim Domit, Mr. Marco Antonio Slim Domit, Mr. Patrick Slim Domit, Ms. Maria Soumaya Slim Domit, Ms. Vanessa Paola Slim Domit and Ms. Johanna Monique Slim Domit (collectively, the "Slim Family"), each with the following address:

Paseo de Las Palmas #736
Colonia Lomas de Chapultepec
11000 Mexico D.F., Mexico

Orient Star Holdings LLC ("Orient Star") with the following address:

477 Madison Avenue, 6th Floor
New York, NY 10022

Explanation of Responses:

Orient Star beneficially owns directly 10,700,000 Saks Shares as of November 22, 2004.

Inmobiliaria is the sole member of Orient Star, and therefore may be deemed to have indirect beneficial ownership of the 10,700,000 Saks Shares owned directly by Orient Star.

Inmobiliaria beneficially owns directly 6,000,000 Saks Shares as of November 22, 2004.

The Slim Family beneficially owns all of the outstanding voting equity securities of Inmobiliaria. As a result, each member of the Slim Family may be deemed to have indirect beneficial ownership of (i) the 10,700,000 Saks Shares beneficially owned indirectly by Inmobiliaria and beneficially owned directly by Orient Star and (ii) the 6,000,000 Saks Shares beneficially owned directly by Inmobiliaria.

                                 Signature Page


      ---------------------------
      Carlos Slim Helu

      ---------------------------
      Carlos Slim Domit                     By: /s/ Eduardo Valdes Acra
                                                -------------------------
      ---------------------------               Eduardo Valdes Acra
      Marco Antonio Slim Domit                  Attorney-in-Fact
                                                November 23, 2004
      ---------------------------
      Patrick Slim Domit

      ---------------------------
      Maria Soumaya Slim Domit

      ---------------------------
      Vanessa Paola Slim Domit

      ---------------------------
      Johanna Monique Slim Domit


      INMOBILIARIA CARSO, S.A. DE C.V.


      ---------------------------
      By:  Armando Ibanez Vazquez
      Title:  Attorney-in-Fact


      ORIENT STAR HOLDINGS LLC


      ---------------------------
      By: Inmobiliaria Carso, S.A. de C.V.
      Name: Armando Ibanez Vazquez
      Title: Attorney-in-Fact


o See the Joint Filing Agreement, dated March 2, 2000, filed as an exhibit to the Schedule 13G filed by Orient Star, Inmobiliaria and the members of the Slim Family with the U.S. Securities and Exchange Commission on September 26, 2000, which is hereby incorporated herein by reference.